Exhibit 99.1

Jamf Announces Third Quarter 2021 Financial Results
•Q3 total revenue of $95.6 million, representing year-over-year growth of 36%
•ARR year-over-year growth of 47% to $384.8 million as of September 30, 2021
•Q3 cash flow provided by operations of $26.8 million; Unlevered free cash flow of $28.5 million, or 30% of total revenue
MINNEAPOLIS, MN – November 11, 2021 – Jamf (NASDAQ: JAMF), the standard in Apple Enterprise Management, today announced financial results for its third quarter ended September 30, 2021.
Third Quarter 2021 Financial Highlights
•ARR: ARR increase of 47% year-over-year to $384.8 million as of September 30, 2021.
•Revenue: Total revenue of $95.6 million, an increase of 36% year-over-year.
•Gross Profit: GAAP gross profit of $69.2 million, or 72% of total revenue, compared to $55.4 million in the third quarter of 2020. Non-GAAP Gross Profit was $76.4 million, or 80% of total revenue, compared to $58.4 million in the third quarter of 2020.
•Operating Loss/Income: GAAP operating loss of $29.9 million, compared to GAAP operating loss of $0.6 million in the third quarter of 2020. Non-GAAP Operating Income of $2.0 million, or 2% of total revenue, compared to $11.7 million in the third quarter of 2020.
•Cash Flow: Cash flow provided by operations of $84.5 million for TTM ended September 30, 2021, compared to $39.6 million for TTM ended September 30, 2020. Unlevered free cash flow of $81.5 million for TTM ended September 30, 2021, or 24% of TTM total revenue, compared to $57.6 million, or 23% of total revenue for TTM ended September 30, 2020.
A reconciliation between historical GAAP and non-GAAP information is contained in the tables below and the section titled “Non-GAAP Financial Measures” below contains descriptions of these reconciliations.
“Throughout the year we’ve talked about the remarkable momentum, consistency and balance across our business, and Q3 was no exception, with 47% total ARR growth and 37% organic ARR growth, with growth in commercial markets continuing to accelerate,” said Dean Hager, CEO of Jamf. “We continue to lead the Apple Enterprise Management category, as evidenced by our customer base and the numerous enhancements we rolled out at our annual Jamf Nation User Conference to empower individuals with technology that is enterprise secure, consumer simple and protects personal privacy.”
Recent Business Highlights
•Ended the third quarter serving more than 57,000 customers and running on more than 25.0 million Apple devices.
•Completed the acquisition of Wandera, a leader in zero trust cloud security and access for mobile devices, on July 1, 2021.
•Showcased numerous Jamf platform enhancements at our 12th annual Jamf Nation User Conference, including the launch of the cloud-based security solutions Jamf Private Access, Jamf Threat Defense and Jamf Safe Internet, along with data loss prevention capabilities with Jamf Protect and compliance tools for organizations using Jamf and Google with a new Google Cloud BeyondCorp Enterprise integration.
•Announced same-day support for all of Apple’s fall operating system releases, including macOS Monterey and iOS 15, which include features like account-driven User Enrollment and Private Relay, which when combined with Jamf, help organizations provide privacy and security without compromising user productivity.
•Appointed Linh Lam as Chief Information Officer, leading Jamf’s technology strategy to create and implement a model for the modern hybrid workplace.
•Ranked #44 on the Fortune Best Workplaces for WomenTM 2021 list.

Financial Outlook
For the fourth quarter of fiscal year 2021, the company currently expects:
•Total revenue of $99.0 to $101.0 million
•Non-GAAP Operating Income of $1.5 to $2.5 million
For the full year 2021, the company currently expects:
•Total revenue of $361.5 to $363.5 million
•Non-GAAP Operating Income of $19.0 to $20.0 million
To assist with modeling, for the fourth quarter of 2021 and full year 2021, amortization is expected to be approximately $12.2 million and $41.3 million, respectively. These amounts reflect the impact of the preliminary purchase price allocation for the Wandera acquisition and are subject to change. In addition, for the fourth quarter of 2021 and full year 2021, stock-based compensation and related payroll taxes is expected to be approximately $47.6 million and $70.4 million, respectively.
Jamf is unable to provide a quantitative reconciliation of forward-looking guidance of Non-GAAP Operating Income to GAAP operating income (loss) because certain items are out of Jamf’s control or cannot be reasonably predicted. Historically, these items have included, but are not limited to, acquisition-related expenses and acquisition-related earn-out, costs incurred by us in connection with secondary offerings by certain shareholders, amortization and stock-based compensation and related payroll taxes. Accordingly, a reconciliation for forward-looking Non-GAAP Operating Income is not available without unreasonable effort. These items are uncertain, depend on various factors, and could result in projected GAAP operating income (loss) being materially less than is indicated by currently estimated Non-GAAP Operating Income.
Conference Call Information
Jamf will host a conference call and live webcast for analysts and investors at 3:30 p.m. Central Time (4:30 p.m. Eastern Time) on November 11, 2021. The press release with financial results will be accessible from Jamf’s website prior to the conference call. Parties in the United States and Canada can access the call by dialing +1 (833) 519-1319, and international parties can access the call by dialing +1 (914) 800-3885.
The webcast will be accessible on Jamf’s investor relations website at https://ir.jamf.com. A telephonic replay of the conference call will be available through November 18, 2021. To access the replay, parties should dial (855) 859-2056, or (404) 537-3406 and enter the passcode 6221708#.

Non-GAAP Financial Measures
In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we believe the non-GAAP measures of Non-GAAP Operating Expenses, Non-GAAP Gross Profit, Non-GAAP Gross Profit Margin, Non-GAAP Operating Income (Loss), Non-GAAP Operating Income (Loss) Margin, Non-GAAP Net Income (Loss), Unlevered Free Cash Flow and Unlevered Free Cash Flow Margin are useful in evaluating our operating performance. Certain of these non-GAAP measures exclude stock-based compensation, amortization expense, acquisition-related expenses, acquisition-related earnout, costs incurred by us in connection with secondary offerings by certain shareholders, foreign currency transaction loss, payroll taxes related to stock-based compensation, legal reserve, loss on extinguishment of debt, amortization of debt issuance costs and discrete tax items. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in our financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by our management about which expenses are excluded or included in determining these non-GAAP financial measures. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP financial measures used in this press release are included with the financial tables at the end of this release. Jamf strongly encourages investors to review our consolidated financial statements included in publicly filed reports in their entirety and not rely solely on any single financial measurement or communication.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and market positioning. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, statements about the potential benefits of the acquisition, possible or assumed business strategies, potential growth opportunities, and the potential value creation as a result of combined offerings. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including, among others: statements regarding our future financial and operating performance (including our financial outlook for future reporting periods); our ability to realize the potential benefits of the acquisition of Wandera; other risks related to our integration of Wandera’s business, team, and technology; the impact on our operations and financial condition from the effects of the current COVID-19 pandemic; the potential impact of customer dissatisfaction with Apple or other negative events affecting Apple services and devices, and failure of enterprises to adopt Apple products; the potentially adverse impact of changes in features and functionality by Apple on our engineering focus or product development efforts; changes in our continued relationship with Apple; the fact that we are not party to any exclusive agreements or arrangements with Apple; our reliance, in part, on channel partners for the sale and distribution of our products; the impact of reputational harm if users perceive our products as the cause of device failure; our ability to successfully develop new products or materially enhance current products through our research and development efforts; our ability to continue to attract new customers; our ability to retain our current customers; our ability to sell additional functionality to our current customers; our ability to meet service-level commitments under our subscription agreements; our ability to correctly estimate market opportunity and forecast market growth; risks associated with failing to continue our recent growth rates; our dependence on one of our products for a substantial portion of our revenue; our ability to scale our business and manage our expenses; our ability to change our pricing models, if necessary to compete successfully; the impact of delays or outages of our cloud services from any disruptions, capacity limitations or interferences of third-party data centers that host our cloud services, including Amazon Web Services; our ability to maintain, enhance and protect our brand; our ability to maintain our corporate culture; the ability of Jamf Nation to thrive and grow as we expand our business; the potential impact of inaccurate, incomplete or misleading content that is posted on Jamf Nation; our ability to offer high-quality support; risks and uncertainties associated with potential acquisitions and divestitures, including, but not limited to, disruptions to ongoing operations; diversions of management from day-to-day responsibilities; adverse impacts on our financial condition; failure of an acquired business to further our strategy; uncertainty of synergies; personnel issues; resulting lawsuits and issues unidentified in diligence processes; our ability to predict and respond to rapidly evolving technological trends and our customers' changing needs; our ability to compete with existing and new companies; the impact of adverse general and industry-specific economic and market conditions; the impact of reductions in IT spending; our ability to attract and retain highly qualified personnel; risks associated with competitive challenges faced by our customers; the impact of our often long and unpredictable sales cycle; our ability to develop and expand our marketing and sales capabilities; the risks associated with sales to new and existing enterprise customers; the risks associated with free trials and other inbound, lead-generation sales strategies; the risks associated with indemnity provisions in our contracts; our management team’s limited experience managing a public company; the impact of any catastrophic events; the impact of global economic conditions; risks associated with cyber-security events; the impact of real or perceived errors, failures or bugs in our products; the impact of interruptions or performance problems associated with our technology or infrastructure; the impact of general disruptions to data transmission; risks associated with stringent and changing privacy laws, regulations and standards, and information security policies and contractual obligations related to data privacy and security; the risks associated with intellectual property infringement claims; our reliance on third-party software and intellectual property licenses; our ability to protect our intellectual property and proprietary rights; the risks associated with our use of open source software in our products; and risks associated with our indebtedness.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
About Jamf
Jamf, the standard in Apple Enterprise Management, extends the legendary Apple experience people love to businesses, schools and government organizations through its software and the world’s largest online community of IT admins focused exclusively on Apple, Jamf Nation. To learn more, visit: www.jamf.com.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com

Jamf Holding Corp.
Consolidated Balance Sheets
(in thousands)

	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$227,148	$194,868
Trade accounts receivable, net of allowances of $460 and $530	69,486	69,056
Income taxes receivable	652	632
Deferred contract costs	11,673	8,284
Prepaid expenses	18,677	13,283
Other current assets	3,592	1,113
Total current assets	331,228	287,236
Equipment and leasehold improvements, net	17,529	15,130
Goodwill	846,057	541,480
Other intangible assets, net	276,750	202,878
Deferred contract costs, non-current	27,830	22,202
Other assets	30,685	5,359
Total assets	$1,530,079	$1,074,285

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,717	$6,967
Accrued liabilities	98,598	31,916
Income taxes payable	730	713
Deferred revenues	211,029	160,002
Total current liabilities	323,074	199,598
Deferred revenues, non-current	59,338	45,507
Deferred tax liability, net	11,455	5,087
Convertible senior notes, net	361,474	—
Other liabilities	27,969	13,079
Total liabilities	783,310	263,271
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	119	117
Additional paid-in capital	898,428	903,116
Accumulated other comprehensive loss	(8,120)	—
Accumulated deficit	(143,658)	(92,219)
Total stockholders’ equity	746,769	811,014
Total liabilities and stockholders’ equity	$1,530,079	$1,074,285

Jamf Holding Corp.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)(2)	2021	2020 (1)(2)
		(As Revised)		(As Revised)
Revenue:
Subscription	$90,700	$65,634	$245,900	$178,438
Services	4,083	3,897	12,015	10,616
License	838	1,017	4,671	3,811
Total revenue	95,621	70,548	262,586	192,865
Cost of revenue:
Cost of subscription(3)(4)(5)(6) (exclusive of amortization expense shown below)	18,317	10,032	44,206	28,020
Cost of services(3)(4)(5) (exclusive of amortization expense shown below)	2,955	2,447	8,027	7,747
Amortization expense	5,198	2,679	10,835	8,034
Total cost of revenue	26,470	15,158	63,068	43,801
Gross profit	69,151	55,390	199,518	149,064
Operating expenses:
Sales and marketing(3)(4)(5)(6)	40,856	23,773	103,640	67,558
Research and development(3)(4)(5)(6)	25,608	12,757	58,437	37,344
General and administrative(3)(4)(5)(6)	25,536	13,845	69,288	31,588
Amortization expense	7,025	5,633	18,275	16,941
Total operating expenses	99,025	56,008	249,640	153,431
Loss from operations	(29,874)	(618)	(50,122)	(4,367)
Interest expense, net	(1,386)	(1,207)	(1,608)	(10,675)
Loss on extinguishment of debt	(449)	(5,213)	(449)	(5,213)
Foreign currency transaction loss	(269)	(154)	(795)	(471)
Other income, net	—	—	—	91
Loss before income tax benefit	(31,978)	(7,192)	(52,974)	(20,635)
Income tax benefit	1,595	1,804	1,535	4,917
Net loss	$(30,383)	$(5,388)	$(51,439)	$(15,718)
Net loss per share, basic and diluted	$(0.26)	$(0.05)	$(0.44)	$(0.15)
Weighted‑average shares used to compute net loss per share, basic and diluted	118,640,565	113,203,074	117,983,463	106,333,836
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) In the fourth quarter of 2020, we reclassified on-premise subscription revenue from license revenue to subscription revenue on a retroactive basis.

(3) Includes stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$1,716	$314	$2,384	$390
Services	229	62	381	62
Sales and marketing	4,833	675	6,763	897
Research and development	5,145	523	7,076	821
General and administrative	3,913	754	6,170	1,733
	$15,836	$2,328	$22,774	$3,903
(4) Includes payroll taxes related to stock-based compensation as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$112	$—	$112	$—
Services	22	—	22	—
Sales and marketing	270	—	416	—
Research and development	174	—	291	—
General and administrative	148	—	501	—
	$726	$—	$1,342	$—
(5) Includes depreciation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
		(As Revised)		(As Revised)
	(in thousands)
Cost of revenue:
Subscription	$302	$236	$814	$736
Services	43	49	124	156
Sales and marketing	608	454	1,706	1,452
Research and development	341	271	923	865
General and administrative	194	142	572	448
	$1,488	$1,152	$4,139	$3,657
(6) Includes acquisition-related expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(in thousands)
Cost of revenue:
Subscription	$17	$—	$17	$—
Sales and marketing	34	—	34	—
Research and development	549	—	590	—
General and administrative	1,859	1,092	4,143	4,328
	$2,459	$1,092	$4,784	$4,328
General and administrative also includes acquisition-related earnout of $0.6 million for both the three months ended September 30, 2021 and 2020 and $4.8 million and $(3.1) million for the nine months ended September 30, 2021 and 2020, respectively. The acquisition-related earnout was an expense for the nine months ended September 30, 2021 compared to a benefit for the prior year period reflecting the change in fair value of the Digita acquisition contingent liability due to growth in sales of our Jamf Protect product. General and administrative also includes legal reserve of $4.2 million for the nine months ended September 30, 2021.

Jamf Holding Corp.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020 (1)
		(As Revised)
Cash flows from operating activities
Net loss	$(51,439)	$(15,718)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	33,249	28,632
Amortization of deferred contract costs	9,034	5,518
Amortization of debt issuance costs	573	700
Non-cash lease expense	3,705	—
Provision for bad debt expense and returns	(7)	894
Loss on extinguishment of debt	449	5,213
Share‑based compensation	22,774	3,903
Deferred tax benefit	(2,568)	(5,169)
Adjustment to contingent consideration	4,837	(3,100)
Other	1,144	(277)
Changes in operating assets and liabilities:
Trade accounts receivable	3,184	(18,274)
Income tax receivable/payable	(107)	(183)
Prepaid expenses and other assets	(8,129)	(4,200)
Deferred contract costs	(18,052)	(13,970)
Accounts payable	5,020	2,987
Accrued liabilities	1,644	(4,207)
Deferred revenue	59,464	47,189
Other liabilities	52	3,161
Net cash provided by operating activities	64,827	33,099
Cash flows from investing activities
Acquisitions, net of cash acquired	(352,711)	—
Purchases of equipment and leasehold improvements	(7,261)	(1,836)
Proceeds from sale of equipment and leasehold improvements	35	—
Net cash used in investing activities	(359,937)	(1,836)
Cash flows from financing activities
Proceeds from convertible senior notes	373,750	—
Proceeds from bank borrowings	250,000	—
Payment of bank borrowings	(250,000)	(205,000)
Payment for purchase of capped calls	(36,030)	—
Debt issuance costs	(12,636)	(1,264)
Payment of debt extinguishment costs	—	(2,050)
Proceeds from initial public offering, net of underwriting discounts and commissions	—	326,316
Cash paid for offering costs	(543)	(6,601)
Proceeds from private placement	—	2,233
Cash paid for contingent consideration	(4,206)	—
Proceeds from the exercise of stock options	8,570	185
Net cash provided by financing activities	328,905	113,819
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(865)	—
Net increase in cash, cash equivalents and restricted cash	32,930	145,082
Cash, cash equivalents and restricted cash, beginning of period	194,868	32,375
Cash, cash equivalents and restricted cash, end of period	$227,798	$177,457
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.

Jamf Holding Corp.
Consolidated Statements of Cash Flows (continued)
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Reconciliation of cash, cash equivalents and restricted cash within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$227,148	$177,457
Restricted cash included in other current assets	650	—
Total cash, cash equivalents and restricted cash	$227,798	$177,457

Jamf Holding Corp.
Supplemental Financial Information
Disaggregated Revenues
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
SaaS subscription and support and maintenance	$83,775	$57,785	$222,672	$160,279
On‑premise subscription	6,925	7,849	23,228	18,159
Subscription revenue	90,700	65,634	245,900	178,438
Professional services	4,083	3,897	12,015	10,616
Perpetual licenses	838	1,017	4,671	3,811
Non‑subscription revenue	4,921	4,914	16,686	14,427
Total revenue	$95,621	$70,548	$262,586	$192,865
(1) Certain prior period amounts have been revised to correct immaterial errors.

Jamf Holding Corp.
Supplemental Financial Information
Reconciliation of GAAP to non-GAAP Financial Data
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
Operating expenses	$99,025	$56,008	$249,640	$153,431
Amortization expense	(7,025)	(5,633)	(18,275)	(16,941)
Stock-based compensation	(13,891)	(1,952)	(20,009)	(3,451)
Acquisition-related expense	(2,442)	(1,092)	(4,767)	(4,328)
Acquisition-related earnout	(600)	(600)	(4,837)	3,100
Offering costs	—	—	(594)	—
Payroll taxes related to stock-based compensation	(592)	—	(1,208)	—
Legal reserve	—	—	(4,200)	—
Non-GAAP Operating Expenses	$74,475	$46,731	$195,750	$131,811

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
Gross profit	$69,151	$55,390	$199,518	$149,064
Amortization expense	5,198	2,679	10,835	8,034
Stock-based compensation	1,945	376	2,765	452
Acquisition-related expense	17	—	17	—
Payroll taxes related to stock-based compensation	134	—	134	—
Non-GAAP Gross Profit	$76,445	$58,445	$213,269	$157,550
Non-GAAP Gross Profit Margin	80%	83%	81%	82%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
Operating loss	$(29,874)	$(618)	$(50,122)	$(4,367)
Amortization expense	12,223	8,312	29,110	24,975
Stock-based compensation	15,836	2,328	22,774	3,903
Acquisition-related expense	2,459	1,092	4,784	4,328
Acquisition-related earnout	600	600	4,837	(3,100)
Offering costs	—	—	594	—
Payroll taxes related to stock-based compensation	726	—	1,342	—
Legal reserve	—	—	4,200	—
Non-GAAP Operating Income	$1,970	$11,714	$17,519	$25,739
Non-GAAP Operating Income Margin	2%	17%	7%	13%
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
Net loss	$(30,383)	$(5,388)	$(51,439)	$(15,718)
Amortization expense	12,223	8,312	29,110	24,975
Stock-based compensation	15,836	2,328	22,774	3,903
Foreign currency transaction loss	269	154	795	471
Loss on extinguishment of debt	449	5,213	449	5,213
Amortization of debt issuance costs	324	—	324	—
Acquisition-related expense	2,459	1,092	4,784	4,328
Acquisition-related earnout	600	600	4,837	(3,100)
Offering costs	—	—	594	—
Payroll taxes related to stock-based compensation	726	—	1,342	—
Legal reserve	—	—	4,200	—
Discrete tax items	(13)	(1,389)	(64)	(1,666)
Benefit for income taxes(2)	(1,525)	(2,642)	(1,525)	(6,470)
Non-GAAP Net Income	$965	$8,280	$16,181	$11,936
Net loss per share:
Basic	$(0.26)	$(0.05)	$(0.44)	$(0.15)
Diluted	$(0.26)	$(0.05)	$(0.44)	$(0.15)
Weighted‑average shares used in computing net loss per share:
Basic	118,640,565	113,203,074	117,983,463	106,333,836
Diluted	118,640,565	113,203,074	117,983,463	106,333,836
Non-GAAP Net Income per Share:
Basic	$0.01	$0.07	$0.14	$0.11
Diluted	$0.01	$0.07	$0.13	$0.11
Weighted-average shares used in computing Non-GAAP Net Income per Share:
Basic	118,640,565	113,203,074	117,983,463	106,333,836
Diluted	121,974,161	116,688,193	121,006,865	109,188,051
(1) Certain prior period amounts have been revised to correct an immaterial error related to certain commissions that were incorrectly capitalized. The commissions, as well as the associated payroll taxes and retirement plan contributions, were not incremental to the acquisition of customer contracts and should have been expensed as incurred. In addition, certain prior period amounts have been revised to correct other immaterial errors.
(2) For the three and nine months ended September 30, 2021, our annual effective tax rate was materially different from our statutory rate due to changes in the domestic valuation allowance. Therefore, we used a tax rate of 4.7% for the third quarter which reflects the annual effective tax rate catchup for the first and second quarters due to the Wandera acquisition resulting in a tax rate of 2.2% for the nine months ended September 30, 2021. For the three and nine months ended September 30, 2020, the related tax effects of the adjustments to Non-GAAP Net Income were calculated using the respective statutory tax rate for applicable jurisdictions, which was not materially different from our annual effective tax rate for full year 2020 of approximately 25%.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020 (1)	2021	2020 (1)
		(As Revised)		(As Revised)
Net cash provided by operating activities	$26,805	$23,584	$64,827	$33,099
Add:
Cash paid for interest	938	3,385	944	12,647
Cash paid for acquisition-related expense	2,791	1,700	3,885	3,300
Less:
Purchases of equipment and leasehold improvements	(2,050)	(470)	(7,261)	(1,836)
Unlevered free cash flow	$28,484	$28,199	$62,395	$47,210
Unlevered free cash flow margin	30%	40%	24%	24%

	Trailing Twelve Months Ended September 30,
	2021 (1)	2020 (1)
	(As Revised)	(As Revised)
Net cash provided by operating activities	$84,529	$39,578
Add:
Cash paid for interest	946	17,555
Cash paid for acquisition-related expense	5,785	3,300
Less:
Purchases of equipment and leasehold improvements	(9,793)	(2,862)
Unlevered free cash flow	$81,467	$57,571
Total revenue	$338,853	$250,438
Unlevered free cash flow margin	24%	23%
(1) Certain prior period amounts have been revised to correct immaterial errors.